Exhibit 99

FOR RELEASE – JANUARY 27, 2021

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter with

Growth in All Segments

Achieved 17% year-over-year core sales growth in Q4

Expanded margins in second half and generated $948 million in free cash flow in 2020

Expects continued momentum across all businesses in 2021

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for the fourth quarter and full year ended Dec. 31, 2020.

Fourth-quarter financial performance

•	GAAP sales of $3.4 billion and GAAP EPS of $0.28
•	Core sales of $3.3 billion, up 11% sequentially and 17% year over year
•	Core EPS of $0.52, up 21% sequentially and 13% year over year
•	Free cash flow of $464 million and $948 million cumulatively for the year
•	Strong execution across the company’s focused portfolio drove sales and net income growth in all segments:
o	Sequentially, core sales grew 11% and operating margin grew 18%, both above expectations
o	Core operating margin was 19.4%, up 110 basis points sequentially
o	Life Sciences and Environmental Technologies delivered the largest sequential sales growth, with 23% and 17% growth respectively
o	Organic sales, which exclude $163 million in consolidated sales from Hemlock Semiconductor, grew 11% year over year
o

Year over year, Specialty Materials sales grew 20%, Environmental Technologies sales grew 19% – both strongly outperforming their underlying markets – and Optical Communications returned to growth with continued growth expected

Wendell P. Weeks, chairman and chief executive officer, said:

“We delivered outstanding fourth-quarter results, as each of our businesses grew sales and profits year over year.” Weeks continued, “2020 was an incredibly difficult year as the world dealt with the pandemic, economic uncertainty, and social unrest. Throughout the year, we focused on serving our customers, executing our strategic priorities, and protecting our people. We gained sales-growth momentum, expanded margins in the second half, and generated significant free cash flow. Our investments in our people and technology, along with our deep relevance across key markets, are creating opportunities for ‘more Corning.’”

Weeks added, “We continue to strengthen the company and remain committed to our employees, communities, customers, and shareholders. Corning is proud to be creating life-changing technologies that contribute to keeping people safe and that help society address the challenges of the pandemic.”

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

Financial Outlook

Tony Tripeny, executive vice president and chief financial officer, said, “In 2020, we successfully navigated a very challenging year. We strengthened our balance sheet, achieved growth in the second half, and generated free cash flow of $948 million for the year.”

Tripeny continued, “We expect year-over-year growth to accelerate in the first quarter of 2021. We expect core sales of $3.0 billion to $3.2 billion – compared with $2.5 billion in the first quarter last year – and EPS of $0.40 to $0.44, which is double last year’s first-quarter EPS at the low end of the range. We will continue to focus on operational excellence, cash-flow generation, and prudent capital allocation.”

Market-Access Platform Highlights

Corning holds a leadership position in each of the markets addressed by its five Market-Access Platforms. Throughout 2020, the company advanced important growth initiatives and reported the following highlights:

•

Life Sciences – Corning deployed its broad Life Sciences capabilities to combat the pandemic by supplying technologies that help customers develop novel treatments and vaccines, provide mass testing, and accelerate vaccine production. In the second quarter, Corning was awarded $204 million in funding from the Biomedical Advanced Research and Development Authority to substantially expand domestic manufacturing capacity for Corning Valor® Glass vials. In the fourth quarter, Corning shipped Valor Glass vials to multiple COVID-19 vaccine manufacturers that support more than 100 million doses. Corning also received a $15 million award from the U.S. Department of Defense and U.S. Department of Health and Human Services to further expand domestic production capacity for robotic pipette tips used in support of COVID-19 diagnostic testing. The company was also recognized by BioNTech for its role in the successful development of its COVID-19 vaccine.

•

Mobile Consumer Electronics – Innovation adoption drove Specialty Materials sales up 18% year over year despite the declining smartphone market. The company launched Corning® Gorilla® Glass Victus™, the toughest Gorilla Glass yet, which is featured on six Samsung devices. Corning also invented the world’s first transparent, color-free glass-ceramic, which is featured on the front cover of the latest iPhone. Apple and Corning partnered to develop and scale manufacturing of Ceramic Shield, which offers unparalleled durability and toughness. Strength in the IT market contributed to sales growth as work- and learn-from-home trends remained pervasive throughout the year, driving demand for tablets and touch-screen laptops.

•

Automotive – Environmental Technologies is recovering faster than its markets, driven by more Corning content in both automotive and diesel. Fourth-quarter results were highlighted by year-over-year growth in gasoline particulate filter sales as adoption expanded in Europe and China. Additionally, Groupe Renault honored Corning with a 2020 Supplier Award for innovation for Corning® FLORA® substrates. Mercedes-Benz recently debuted the MBUX Hyperscreen dashboard display system featuring Gorilla Glass for Automotive.

•

Optical Communications – Optical Communications returned to growth – and expects growth to continue – as customers increase spending to support growing bandwidth requirements. In 2020, the company introduced new and innovative solutions that help speed the deployment of 5G. Corning launched its Evolv™ 5G-ready connectivity solutions featuring compact, easy-to-install terminals that connect the fiber network to neighborhoods and businesses. Operators can save up to $500 at each terminal site by dramatically lowering installation costs and speeding deployment. By collaborating with Verizon, Corning is enabling 5G mmWave indoor deployments for enterprise customers. Additionally, Corning is working with Qualcomm Technologies to deliver indoor networks that are 5G-ready, easy-to-install, and affordable and with EnerSys to simplify the delivery of fiber and electrical power to small-cell wireless sites.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

•

Display – Retail demand for TV and IT products remains strong. Demand for large-size TVs continues to grow – 75-inch sets were up more than 60% for the full year. Large TVs are most efficiently made on Gen 10.5 fabs and Corning is well-positioned to capture that growth with its Gen 10.5 plants in China, including its two newest Gen 10.5 facilities, in Wuhan and Guangzhou, which are now expanding production to meet customer demand.

Fourth-Quarter and Full-Year 2020 Results and Comparisons
(In millions, except per-share amounts)

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
GAAP Net Sales	$3,350	$3,001	12%	$2,817	19%	$11,303	$11,503	(2%)
GAAP Net Income	$252	$427	(41%)	$32	**	$512	$960	(47%)
GAAP Diluted EPS	$0.28	$0.48	(42%)	$0.01	**	$0.54	$1.07	(50%)
Core Sales*	$3,328	$3,007	11%	$2,851	17%	$11,452	$11,656	(2%)
Core Net Income*	$462	$380	22%	$406	14%	$1,237	$1,578	(22%)
Core EPS*	$0.52	$0.43	21%	$0.46	13%	$1.39	$1.76	(21%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. The largest difference between our GAAP and core results stemmed from restructuring charges, which are primarily non-cash, as well as non-cash, mark-to-market losses associated with the company’s currency-hedging contracts.

**Not Meaningful

Fourth-Quarter Segment Results

Display Technologies

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
Net Sales	$841	$827	2%	$795	6%	$3,172	$3,254	(3%)
Net Income Before Tax	$274	$248	10%	$227	21%	$907	$993	(9%)
Net Income	$217	$196	11%	$180	21%	$717	$786	(9%)

In Display Technologies, fourth-quarter sales were $841 million, up 2% sequentially and 6% year over year, and net income was $217 million, up 11% sequentially and 21% year over year. Corning’s volume grew by a low-single digit percentage sequentially. Sequential price declines were very moderate, as expected.

Optical Communications

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
Net Sales	$976	$909	7%	$903	8%	$3,563	$4,064	(12%)
Net Income Before Tax	$179	$147	22%	$81	121%	$467	$639	(27%)
Net Income	$141	$115	23%	$62	127%	$366	$489	(25%)

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

Optical Communications fourth-quarter sales were $976 million, up 7% sequentially and 8% year over year, driven by strength in both carrier and enterprise businesses. Fourth-quarter net income was $141 million, up 23% sequentially and 127% year over year, driven by increased volume and favorable cost performance. Management expects Optical Communications to grow in 2021 as customers increase investments in their optical networks.

Environmental Technologies

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
Net Sales	$445	$379	17%	$374	19%	$1,370	$1,499	(9%)
Net Income Before Tax	$118	$87	36%	$81	46%	$249	$333	(25%)
Net Income	$93	$69	35%	$64	45%	$197	$263	(25%)

Environmental Technologies fourth-quarter sales were $445 million, up 17% sequentially and 19% year over year driven by improving markets and more Corning content. Greater adoption of GPFs and diesel filters to meet regulations in China increased Corning’s total addressable market.

Specialty Materials

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
Net Sales	$545	$570	(4%)	$453	20%	$1,884	$1,594	18%
Net Income Before Tax	$173	$184	(6%)	$119	45%	$536	$383	40%
Net Income	$136	$146	(7%)	$94	45%	$423	$302	40%

Specialty Materials fourth-quarter sales were $545 million, up 20% year over year, due to strong demand for premium cover materials, strength in the IT market, and demand for semiconductor-related materials. Full-year sales increased 18% to $1.9 billion.

Life Sciences

	Q4 2020	Q3 2020	% change	Q4 2019	% change	Full-year 2020	Full-year 2019	% change
Net Sales	$274	$223	23%	$256	7%	$998	$1,015	(2%)
Net Income Before Tax	$53	$36	47%	$49	8%	$176	$190	(7%)
Net Income	$42	$28	50%	$38	11%	$139	$150	(7%)

Life Sciences fourth-quarter sales grew 23% sequentially and 7% year over year to $274 million. Segment results reflect strong demand for research consumables and bioproduction products.

Upcoming Investor Events (Virtual)

On Feb. 11, Corning will attend the Goldman Sachs 2021 Virtual Tech and Internet Conference. On Feb. 23, Corning will attend the UBS West Coast Conference. And on Mar. 1, Corning will attend the Morgan Stanley Technology, Media, and Telecom Conference.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

Fourth-Quarter Conference Call Information

The company will host a fourth-quarter conference call on Wednesday, Jan. 27, at 8:30 a.m. EST. To participate, please call toll free (877) 710-0209 or for international access, call (315) 625-3068 approximately 10 to15 minutes prior to the start of the call. The Access Code is 128 5416. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain.  These forward-looking statements relate to, among other things, the Company’s future operating performance, the Company's share of new and existing markets, the Company's revenue and earnings growth rates, the Company’s ability to innovate and commercialize new products, and the Company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the Company’s manufacturing capacity. These statements are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially.  The Company does not undertake to update forward-looking statements.  Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its ultimate impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions; global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations including the 2017 Tax Cuts and Jobs Act; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Full-Year 2020 Results Highlighted by Strong Fourth Quarter

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, and life sciences.

Media Relations Contact:
Gabrielle Bailey
(607) 974-6394
baileygr@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Follow Corning: RSS Feeds | Facebook | Twitter | YouTube

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$3,350	$2,817	$11,303	$11,503
Cost of sales	2,137	1,963	7,772	7,468

Gross margin	1,213	854	3,531	4,035

Operating expenses:
Selling, general and administrative expenses	471	401	1,747	1,585
Research, development and engineering expenses	232	278	1,154	1,031
Amortization of purchased intangibles	34	28	121	113

Operating income	476	147	509	1,306

Equity in (losses) earnings of affiliated companies	(42)	(64)	(25)	17
Interest income	3	5	15	21
Interest expense	(75)	(60)	(276)	(221)
Translated earnings contract (loss) gain, net	(43)	85	(38)	248
Transaction-related gain, net			498
Other income (expense), net	11	(96)	(60)	(155)

Income before income taxes	330	17	623	1,216
(Provision) benefit for income taxes	(78)	15	(111)	(256)

Net income attributable to Corning Incorporated	$252	$32	$512	$960

Earnings per common share attributable to Corning Incorporated:
Basic	$0.30	$0.01	$0.54	$1.11
Diluted	$0.28	$0.01	$0.54	$1.07

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$2,672	$2,434
Trade accounts receivable, net of doubtful accounts	2,133	1,836
Inventories, net of inventory reserves	2,438	2,320
Other current assets	761	873
Total current assets	8,004	7,463

Property, plant and equipment, net of accumulated depreciation	15,766	15,337
Goodwill, net	2,460	1,935
Other intangible assets, net	1,308	1,185
Deferred income taxes	1,121	1,157
Other assets	2,116	1,821

Total Assets	$30,775	$28,898

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$158	$11
Accounts payable	1,174	1,587
Other accrued liabilities	2,435	1,923
Total current liabilities	3,767	3,521

Long-term debt	7,838	7,729
Postretirement benefits other than pensions	727	671
Other liabilities	4,995	3,980
Total liabilities	17,327	15,901

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100, Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,726 million and 1,718 million	863	859
Additional paid-in capital – common stock	14,642	14,323
Retained earnings	16,120	16,408
Treasury stock, at cost; shares held: 961 million and 956 million	(19,928)	(19,812)
Accumulated other comprehensive loss	(740)	(1,171)
Total Corning Incorporated shareholders’ equity	13,257	12,907
Noncontrolling interests	191	90
Total equity	13,448	12,997

Total Liabilities and Equity	$30,775	$28,898

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash Flows from Operating Activities:
Net income	$252	$32	$512	$960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	358	364	1,399	1,390
Amortization of purchased intangibles	34	28	121	113
Loss on disposal of assets	31	78	138	123
Severance charges	7	38	148	63
Severance payments	(21)	(17)	(147)	(28)
Share-based compensation expense	80	13	207	56
Equity in losses (earnings) of affiliated companies	42	64	25	(17)
Dividends received from affiliated companies		106	1	106
Deferred tax provision (benefit)	76	(106)	(20)	(191)
Customer incentives and deposits, net	37	140	221	142
Pension plan contributions	(141)	(2)	(221)	(2)
Translated earnings contract loss (gain)	43	(85)	38	(248)
Unrealized translation (gain) loss on transactions	(79)	(53)	(133)	33
Asbestos claim payments	(95)		(130)	(50)
Tax assessment refunds			101
Asset impairment			217
Transaction-related gain			(498)
Gain on investment	(107)		(107)
Changes in certain working capital items:
Trade accounts receivable	7	217	(274)	48
Inventories	183	40	423	(298)
Other current assets	(12)	(80)	(31)	(300)
Accounts payable and other current liabilities	196	85	57	1
Other, net	(117)	156	133	130
Net cash provided by operating activities	774	1,018	2,180	2,031
	`
Cash Flows from Investing Activities:
Capital expenditures	(391)	(376)	(1,377)	(1,978)
Proceeds from sale or disposal of assets	10		37
Sale of equipment for related party		16		78
Realized gains on translated earnings contracts	2	16	12	55
Other, net	1	(13)	18	(46)
Net cash used in investing activities	(378)	(357)	(1,310)	(1,891)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(100)	(300)	(100)	(300)
Retirement of long-term debt	(121)		(121)
Proceeds from issuance of long-term debt, net	31	1,482	243	1,831
Proceeds from exercise of stock options	75	15	124	58
Repurchases of common stock for treasury		(232)	(105)	(940)
Dividends paid	(200)	(188)	(787)	(742)
Other, net	1	9	17	46
Net cash (used in) provided by financing activities	(314)	786	(729)	(47)
Effect of exchange rates on cash	76	16	97	(14)
Net increase in cash and cash equivalents	158	1,463	238	79
Cash and cash equivalents at beginning of year	2,514	971	2,434	2,355
Cash and cash equivalents at end of year	$2,672	$2,434	$2,672	$2,434

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income attributable to Corning Incorporated	$252	$32	$512	$960
Less: Series A convertible preferred stock dividend	25	24	98	98
Net income available to common stockholders – basic	227	8	414	862
Add: Series A convertible preferred stock dividend	25			98
Net income available to common stockholders - diluted	$252	$8	$414	$960

Weighted-average common shares outstanding - basic	763	764	761	776
Effect of dilutive securities:
Stock options and other dilutive securities	16	7	11	8
Series A convertible preferred stock	115			115
Weighted-average common shares outstanding - diluted	894	771	772	899
Basic earnings per common share	$0.30	$0.01	$0.54	$1.11
Diluted earnings per common share	$0.28	$0.01	$0.54	$1.07

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Core net income attributable to Corning Incorporated	$462	$406	$1,237	$1,578
Less: Series A convertible preferred stock dividend	25	24	98	98
Core net income available to common stockholders - basic	437	382	1,139	1,480
Add: Series A convertible preferred stock dividend	25	24	98	98
Core net income available to common stockholders - diluted	$462	$406	$1,237	$1,578

Weighted-average common shares outstanding - basic	763	764	761	776
Effect of dilutive securities:
Stock options and other dilutive securities	16	7	11	8
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	894	886	887	899
Core basic earnings per common share	$0.57	$0.50	$1.50	$1.91
Core diluted earnings per common share	$0.52	$0.46	$1.39	$1.76

© 2021 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro.  The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2020 and 2019

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2020
			Income
		Equity	before		Effective
	Net	(losses)	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported	$3,350	$(42)	$330	$252	23.6%	$0.28
Constant-currency adjustment (1)	(22)		(3)	50		0.06
Translation loss on Japanese yen-denominated debt (2)			36	28		0.03
Translated earnings contract loss, net (3)			40	31		0.03
Acquisition-related costs and other charges and credits (4)			52	35		0.04
Discrete tax items and other tax-related adjustments (5)				(43)		(0.05)
Litigation, regulatory and other legal matters (6)			36	28		0.03
Restructuring, impairment and other charges and credits (7)			94	72		0.08
Equity in losses of affiliated company (9)		50	50	50		0.06
Pension mark-to-market adjustment (10)			33	25		0.03
Bond redemption loss (12)			22	17		0.02
Gain on investment (13)			(107)	(83)		(0.09)
Core performance measures	$3,328	$8	$583	$462	20.8%	$0.52

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

	Three months ended December 31, 2019
			Income
		Equity	before		Effective
	Net	(losses)	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported	$2,817	$(64)	$17	$32	(88.2%)	$0.01
Constant-currency adjustment (1)	34		22	(22)		(0.03)
Translation gain on Japanese yen-denominated debt (2)			(7)	(7)		(0.01)
Translated earnings contract gain, net (3)			(84)	(65)		(0.08)
Acquisition-related costs and other charges and credits (4)			28	23		0.03
Discrete tax items and other tax-related adjustments (5)				57		0.07
Litigation, regulatory and other legal matters (6)			7	6		0.01
Restructuring, impairment and other charges and credits (7)			217	158		0.20
Equity in losses of affiliated companies (9)		224	224	174		0.23
Pension mark-to-market adjustment (10)			71	50		0.06
Core performance measures	$2,851	$160	$495	$406	18.0%	$0.46

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2020

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2020
			Income
		Equity	before		Effective
	Net	(losses)	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported	$11,303	$(25)	$623	$512	17.8%	$0.54
Constant-currency adjustment (1)	44		22	17		0.02
Translation loss on Japanese yen-denominated debt (2)			86	67		0.09
Translated earnings contract loss, net (3)			46	36		0.05
Acquisition-related costs and other charges and credits (4)			156	114		0.15
Discrete tax items and other tax-related adjustments (5)				(24)		(0.03)
Litigation, regulatory and other legal matters (6)			144	120		0.16
Restructuring, impairment and other charges and credits (7)			827	621		0.80
Cumulative adjustment related to customer contract (8)	105		105	105		0.14
Equity in losses of affiliated company (9)		111	111	98		0.13
Pension mark-to-market adjustment (10)			31	24		0.03
Transaction-related gain, net (11)			(498)	(387)		(0.50)
Bond redemption loss (12)			22	17		0.02
Gain on investment (13)			(107)	(83)		(0.11)
Core performance measures	$11,452	$86	$1,568	$1,237	21.1%	$1.39

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2019

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2019
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported	$11,503	$17	$1,216	$960	21.1%	$1.07
Constant-currency adjustment (1)	153	1	115	115		0.13
Translation loss on Japanese yen-denominated debt (2)			3	2		0.00
Translated earnings contract gain, net (3)			(245)	(190)		(0.21)
Acquisition-related costs and other charges and credits (4)			130	99		0.11
Discrete tax items and other tax-related adjustments (5)				37		0.04
Litigation, regulatory and other legal matters (6)			(17)	(13)		(0.01)
Restructuring, impairment and other charges and credits (7)		6	439	334		0.37
Equity in losses of affiliated companies (9)		213	213	165		0.18
Pension mark-to-market adjustment (10)			95	69		0.08
Core performance measures	$11,656	$237	$1,949	$1,578	19.0%	$1.76

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended
	December 31, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$1,213	36.2%	$471	$232	$510	15.2%
Constant-currency adjustment (1)	(3)		(1)		(2)
Translated earnings contract gain, net (3)	(3)				(3)
Acquisition-related costs and other charges and credits (4)	16		1	(2)	17
Litigation, regulatory and other legal matters (6)			(36)		36
Restructuring, impairment and other charges and credits (7)	60		(25)	(4)	89
Pension mark-to-market adjustment (10)			1		(1)
Core performance measures	$1,283	38.6%	$411	$226	$646	19.4%

	Three months ended
	December 31, 2019
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$854	30.3%	$401	$278	$175	6.2%
Constant-currency adjustment (1)	22		1		21
Acquisition-related costs and other charges and credits (4)	2			(1)	3
Litigation, regulatory and other legal matters (6)			(8)		8
Restructuring, impairment and other charges and credits (7)	176		(11)	(14)	201
Pension mark-to-market adjustment (10)			(2)		2
Core performance measures	$1,054	37.0%	$381	$263	$410	14.4%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2020 and 2019

(Unaudited; amounts in millions)

	Year ended
	December 31, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$3,531	31.2%	$1,747	$1,154	$630	5.6%
Constant-currency adjustment (1)	25		2		23
Translated earnings contract gain, net (3)	(7)				(7)
Acquisition-related costs and other charges and credits (4)	23		(7)	(3)	33
Litigation, regulatory and other legal matters (6)			(144)		144
Restructuring, impairment and other charges and credits (7)	443		(116)	(247)	806
Cumulative adjustment related to customer contract (8)	105				105
Pension mark-to-market adjustment (10)			1		(1)
Core performance measures	$4,120	36.0%	$1,483	$904	$1,733	15.1%

	Year ended
	December 31, 2019
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	admin.	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported	$4,035	35.1%	$1,585	$1,031	$1,419	12.3%
Constant-currency adjustment (1)	116		3		113
Acquisition-related costs and other charges and credits (4)	8		(9)	(2)	19
Litigation, regulatory and other legal matters (6)			18		(18)
Restructuring, impairment and other charges and credits (7)	388		(28)	(30)	446
Pension mark-to-market adjustment (10)			(2)		2
Core performance measures	$4,547	39.0%	$1,567	$999	$1,981	17.0%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Twelve Months Ended December 31, 2020 and 2019

(Unaudited; amounts in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities	$774	$1,018	$2,180	$2,031
Realized gains on translated earnings contracts	2	16	12	55
Premiums received from options contracts				11
Translation gains (losses) on cash balances	79	53	133	(33)
Other adjustments		19		45

Adjusted cash flows from operating activities	$855	$1,106	$2,325	$2,109

Less: Capital expenditures	$391	$376	$1,377	$1,978

Free cash flow	$464	$730	$948	$131

© 2021 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:   Because a significant portion of segment revenue and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar. Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation loss (gain) on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract loss (gain):  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs and other charges and credits: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2020 and 2019, these include discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves, changes in judgement about the realizability of certain deferred tax assets, net Subpart F income, and other tax-related adjustments.

(6)

Litigation, regulatory and other legal matters:  Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment losses and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)

Cumulative adjustment related to customer contract:  The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue in the amount of $105 million.  The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that is exiting its production of LCD panels.

(9)

Equity in losses of affiliated companies:  These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment losses, inventory adjustments, and other charges and credits and settlements under “take-or-pay” contracts.  The year ended December 31, 2020 included the Company’s share of a loss related to the sale of a business.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)	Transaction-related gain, net: Amount represents the pre-tax gain recorded on a previously held equity investment in HSG.
(12)

Bond redemption loss:  During the fourth quarter of 2020, Corning redeemed $100 million of 7.0% debentures due 2024 with a carrying amount of $99 million, paying a $21 million make-whole call premium, resulting in a redemption loss of $22 million.

(13)	Gain on investment: Amount represents the gain recognized from the initial public offering of an investment in the fourth quarter of 2020.

© 2021 Corning Incorporated. All Rights Reserved.